                                                                   Exhibit 11.01


          MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE


        For the Quarter and Nine-Months Ended September 30, 2000 and 1999
                  (Dollars in Thousands, Except Per Share Data)




                                                 Three-Months Ended                Nine-Months Ended
                                                    September 30,                     September 30,
                                            ----------------------------      ----------------------------
                                                2000             1999             2000             1999
                                                ----             ----             ----             ----
Net earnings                                $    42,051      $    43,951      $    91,503      $    93,164
                                            ===========      ===========      ===========      ===========

Weighted average number of
  common shares outstanding:
         Basic earnings per share            46,763,155       46,677,260       46,746,598       46,665,751
         Effect of dilutive securities          199,046          313,201          217,683          308,766
                                            -----------      -----------      -----------      -----------
         Diluted earnings per share          46,962,201       46,990,461       46,964,281       46,974,517
                                            ===========      ===========      ===========      ===========


Net earnings per share - basic              $      0.90      $      0.94      $      1.96      $      2.00
                                            ===========      ===========      ===========      ===========
                       - diluted            $      0.90      $      0.94      $      1.95      $      1.98
                                            ===========      ===========      ===========      ===========